Exhibit 10.44

AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of January 5th , 2018, is made by and among WOLVERINE WORLD WIDE, INC., a Delaware corporation with its principal place of business located at 9341 Courtland Drive N.E., Rockford, Michigan 49351, in its capacity as a seller (“Wolverine”), the initial “Servicer” and “Seller Representative” under the RPA (as defined below), each of the “ADDITIONAL SELLERS” signatory hereto (together with Wolverine, the “Sellers”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association with an office at 452 Fifth Avenue, New York, New York 10018 (the “Purchaser”).

RECITALS
WHEREAS, the Sellers and Purchaser are party to that certain Receivables Purchase Agreement, dated as of December 22, 2014 by and among the Sellers and the Purchaser (as it may be amended, modified, supplemented or restated from time to time, the “RPA”); and

WHEREAS, the parties mutually desire to amend certain provisions of the RPA, on the terms and subject to the conditions hereinafter set forth.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the RPA unless the context otherwise requires.

Section 2. Amendments to the RPA. On the Effective Date (as defined below), the RPA shall be amended as follows:

(a) “Facility Amount” as defined in Exhibit A to the RPA shall be amended and restated to read “Up to USD150,000,000.00”;

(b) “Discount Margin” as defined in Exhibit A to the RPA shall be amended and restated to read “A rate equal to LIBOR plus 1.25%”;

(c) The words “Don Grimes, Senior Vice President, Chief Financial Officer and Treasurer” as they appear in Section 11 of the RPA shall be deleted and replaced with the words “Chief Financial Officer”; and

(d) The words “Brendan Gibbons, General Counsel and Secretary” as they appear in Section 11 of the RPA shall be deleted and replaced with the words “General Counsel”.

(e) The following entities (the “Departing Sellers”) shall be removed as Sellers under the RPA, and shall no longer have any rights or responsibilities thereunder, except as otherwise set forth in the RPA or in this Amendment:

1. Sperry Top-Sider, LLC
2. Keds, LLC
3. Sebago USA LLC

Section 3. Effectiveness of This Amendment. This Amendment shall not be effective until the Purchaser receives a counterpart of this Amendment executed by each Seller, the Servicer and the Purchaser (the “Effective Date”).

Section 4. Continuing Obligations of Sellers upon Effective Date. For the avoidance of doubt, following the removal of the Departing Sellers from the RPA, the remaining Sellers thereto shall each be jointly and severally liable for the obligations, duties and covenants of each other Seller in accordance with the terms of the RPA, including any obligations of the Departing Sellers that are due or become due after the Effective Date of this Amendment.

Section 5. Representations. Each Seller represents and warrants to the Purchaser as follows:

(a) each representation and warranty made or deemed made by the Sellers in the RPA is true and correct as of the date hereof, except to the extent that a representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty was true and accurate on and as of such earlier date);

(b) no Event of Repurchase has occurred and is continuing as of the date hereof;

(c) the execution, delivery and performance by each Seller of this Amendment and the RPA, as amended hereby, (i) are within such Seller’s corporate or other organizational powers; (ii) have been duly authorized by all necessary corporate or other organizational action; and (iii) do not contravene (A) such Seller’s Organization Documents, (B) any law, rule or regulation applicable to the Seller, (C) any contractual restriction binding on or affecting the Seller or its property, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property;

(d) this Amendment and the RPA are legal, valid and binding obligations of each Seller, enforceable against the Sellers, the Seller Representative and the Servicer, as applicable, in accordance with their terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

Section 6. Reaffirmation; Effect of Amendment. Each Seller, the Seller Representative and the Servicer acknowledge and reaffirm that the RPA, as hereby amended, is hereby ratified, reaffirmed and confirmed in all respects and all terms, conditions, and provisions of the RPA, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the RPA are hereby amended to refer to the RPA as amended by this Amendment. The RPA and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the RPA, are hereby amended so that any reference to the RPA shall mean a reference to the RPA amended by this Amendment.

Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles.

Section 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by fax or by email shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 10. ENTIRETY. THIS AMENDMENT, THE RPA, AND ANY OTHER RELATED DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 11. Successors. This Amendment binds and inures to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 12. Severability. Each provision of this Amendment shall be severable from every other provision hereof for the purpose of determining the legal enforceability of any specific provision. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

WOLVERINE WORLD WIDE, INC., as Seller, initial Servicer and Seller Representative
By /s/ Michael D. Stornant
Name: Michael D. Stornant
Title: SVP, CFO & Treasurer

HSBC BANK USA, NATIONAL ASSOCIATION, as Purchaser
By /s/ Priyamvada Singh
Name: Priyamvada Singh
Title: Head of Product, GTRF

ADDITIONAL SELLERS:

WOLVERINE OUTDOORS, INC.
By /s/ Michael D. Stornant
Name: Michael D. Stornant
Title: VP & Treasurer

SAUCONY, INC.
By /s/ Michael D. Stornant
Name: Michael D. Stornant
Title: VP & Treasurer

STRIDE RITE CHILDREN’S GROUP, LLC
By /s/ Michael D. Stornant
Name: Michael D. Stornant
Title: VP & Treasurer